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               CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the use in this Registration Statement on Form N-1A of our report dated December 23, 1999, relating to the financial statements and financial highlights of Alliance Money Market Fund, which appear in such Registration Statement. We also consent to the references to us under the headings Financial Highlights and Accountants in such Registration Statement.



PricewaterhouseCoopers LLP

New York, New York
March 24, 2000
































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